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                                                                    Exhibit 99.1

                  PRICELINE.COM ANNOUNCES EXECUTIVE PROMOTIONS

     NORWALK, Conn., July 31, 2002 . . . The Board of Directors of priceline.com(R) (Nasdaq: PCLN) today announced the promotion of several executives and corresponding re-alignment of priceline.com's operating and management structure.

Jeffery H. Boyd, former priceline.com President and Chief Operating Officer, was named President and Co-Chief Executive Officer. He shares CEO responsibilities with Chairman Richard S. Braddock. Mr. Boyd joined priceline.com in 2000 and has served as the Company's Chief Operating Officer since October 2000.

Mitch Truwit, former Executive Vice President, Operations, was named as priceline.com's new Chief Operating Officer. In addition to naming Mr. Truwit, priceline.com's Board restructured the scope of the position so the COO now will oversee priceline.com's airline tickets, rental cars, mortgage and telecommunications products and operations, as well as customer service, public relations and priceline.com's international initiatives. Mr. Truwit joined priceline.com in 1999 and also served as Senior Vice President, Corporate Development.

Trey Urbahn, former President of priceline.com's airline tickets service, was named Chairman of priceline.com's Travel Services Group, a newly created position. He will focus on strategic initiatives for the Company's travel business, supplier relations and revenue and customer management. Mr. Urbahn joined priceline.com in 1998 and also served as Senior Vice President of Revenue Management. Prior to joining priceline.com, Mr. Urbahn held marketing and revenue management positions at Alamo, United Airlines, Northwest Airlines and US Airways.

Christopher L. Soder, the current President, Lodging, Automotive and Business Development, also was named today as a priceline.com Executive Vice President. He leads priceline.com's hotel, vacation package and automotive services, as well as priceline.com's corporate development program. Mr. Soder joined priceline.com in 2000.

"Priceline.com has attracted and developed a strong senior management team, which presents us with this unique opportunity to further strengthen our management and operating structures from within," said Mr. Braddock. "This re-alignment will enable us to more directly address ongoing challenges in the travel environment and strategically grow our business. I look forward to working closely with Jeff in our co-CEO roles to chart the future direction of the Company. Mitch is an experienced manager who has the reporting structure in place to precisely and effectively impact the business. The new Travel Chairman position will allow Trey to focus on the strategic positioning of priceline.com's travel business from customer, supplier and competitive perspectives and help develop priceline.com's product expansion plans. Chris has been instrumental in growing our hotel and vacation package businesses and we expect him to play an even more important role in our future business initiatives. By making these moves, the Board has insured that priceline.com has the right management structure and talent in place to build on priceline.com's position as one of e-commerce's premier companies."

ABOUT PRICELINE.COM

Priceline.com is the Name Your Own Pricesm Internet service that offers products for sale in four categories: a travel service that offers leisure airline tickets, hotel rooms, rental cars, cruises and vacation packages; a personal finance service that offers home mortgages, refinancing and home equity loans through an independent licensee; an automotive service that offers new cars; and a telecommunications service that offers

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long distance calling services. Priceline.com also licenses its business model to independent licensees, including pricelinemortgage and certain international licensees.

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For press information: Brian Ek 203-299-8167 (brian.ek@priceline.com)


INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, without limitation, "may," "will," "should," "could," "expects," "does not currently expect," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "targets," or "continue," reflecting something other than historical fact are intended to identify forward-looking statements. The following factors, among others, could cause the Company's actual results to differ materially from those described in the forward-looking statements: adverse changes in general market conditions for leisure and other travel products as the result of, among other things, terrorist attacks or hostilities; adverse changes in the Company's relationships with airlines and other product and service providers including, without limitation, the withdrawal of providers from the priceline.com system; the effects of increased competition; systems-related failures and/or security breaches; the Company's ability to protect its intellectual property rights; losses by the Company and its licensees; final adjustments made in closing the quarter; legal and regulatory risks and the ability to attract and retain qualified personnel. For a detailed discussion of these and other factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements, please refer to the Company's most recent Form 10-Q, Form 10-K and Form 8-K filings with the Securities and Exchange Commission. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.